Lifted Made Purchases Assets of Hemp Flower Products Supplier Oculus CRS, LLC, and Acquires Oculus CHS Management Corp. Via Merger

JACKSONVILLE, FL / ACCESSWIRE / May 2, 2023 / Lifted Made, maker of the award-winning Urb brand of hemp and psychoactive products and a wholly-owned subsidiary of LFTD Partners Inc. (OTCQB:LIFD) (“LIFD”), today announced that on April 28, 2023, Lifted Made purchased nearly all of the assets (the “Purchased Assets”) of its hemp flower products supplier Oculus CRS, LLC, Aztec, New Mexico (“Oculus”). Since 2020, Oculus has been a valuable supplier of high quality, award-winning, packaged flower products, such as joints and blunts, to Lifted Made and other top brands in the country.

The Purchased Assets include, but are not limited to, Oculus’ operational equipment, office equipment, raw materials, inventory, cash on hand, accounts receivable, a lease of office and operations space (the “Lease”), and a contract (the “Machine Purchase Contract”) to purchase, for a total of $309,213 (the “Machine Purchase Price”), a new machine that is ready for delivery, and that when delivered and installed will be used to automate a substantial portion of the manufacturing of the hemp flower products. $99,910 of the Machine Purchase Price had already been paid by Oculus, leaving $209,303 as the remaining portion of the Machine Purchase Price (the “Machine Purchase Final Payment”).

The total purchase price of the Purchased Assets was $368,488 in cash, which was paid by Lifted Made using cash on hand. At the closing, Oculus applied the entire Purchase Price to pay off all of Oculus’ liabilities as of the closing date (the “Oculus Liabilities”), including the Machine Purchase Final Payment. The only asset of Oculus that was not included in the Purchased Assets was Oculus’ rights as the plaintiff in a pending lawsuit filed by Oculus against a particular customer for an alleged breach of contract.

Simultaneously with Lifted Made’s purchase of the Purchased Assets, Lifted Made executed a merger agreement with Oculus CHS Management Corp. (the “Management Corp.”), pursuant to which the Management Corp. was merged with and into Lifted Made, with Lifted Made being the surviving corporation in the merger (the “Merger”). The only assets of the Management Corp. were multi-year employment agreements with the owners/managers of Oculus, Chase and Hagan Sanchez (the “Employment

Agreements”). Pursuant to the terms of the Merger Agreement, upon the closing of the Merger, all of the Management Corp.’s rights and obligations under the Employment Agreements have been assumed by Lifted Made. Chase and Hagan Sanchez are now the Vice President of Flower and General Manager of Flower of Lifted Made, respectively, and will continue to manage the hemp flower products business in Aztec, NM, which will operate as a hemp flower products division within Lifted Made, reporting to Nick Warrender, Lifted Made’s CEO.

In addition to Chase and Hagan Sanchez, a total of 20 other people who previously worked at Oculus have now transitioned to become full-time employees of Lifted Made. Lifted Made has agreed to pay employment bonuses to certain of these new people, in an aggregate amount totaling $50,000, pursuant to written instructions to Lifted Made from Chase and Hagan Sanchez.

The Merger consideration (the “Merger Consideration”) will be paid by Lifted Made to Chase and Hagan Sanchez in two installments.

The first installment of the Merger Consideration was paid by Lifted Made to Chase and Hagan Sanchez at the closing of the Merger, and consisted of 100 shares of unregistered common stock of LIFD.

The second installment of the Merger Consideration will be paid by Lifted Made to Chase and Hagan Sanchez following the first anniversary of the closing of the Merger which will be April 28, 2024. The second installment of the Merger Agreement will be calculated and paid out as follows:

(1) Lifted Made’s CEO Nick Warrender, in consultation with LIFD’s CFO William “Jake” Jacobs, will analyze and make a written determination (the “Determination”) of the incremental pre-tax cash flow that Nick Warrender estimates is generating for Lifted Made above and beyond the annual profits that are currently being generated for Lifted Made due to Lifted Made’s current business relationship with Oculus (the “Incremental Pre-Tax Profits”), after taking into account all relevant financial factors including but not limited to the purchase price of the Purchased Assets, the merger consideration, and all items of income, expense and investment directly and indirectly associated with Lifted Made’s hemp flower products division, which Determination will be final and legally binding on all of the parties; and

(2) Within five days following delivery of the Determination, Lifted Made will pay Chase and Hagan Sanchez a second installment of Merger consideration equal to five times the Incremental Pre-Tax Profits, provided that (a) 20% of such second installment of Merger consideration shall be paid in the form of cash, (b) 80% of such second installment of Merger consideration shall be paid in the form of unregistered shares of common stock of LIFD, which unregistered shares of common stock of LIFD shall be valued at $5 per share regardless of whether LIFD’s common stock is then trading at a price that is lower or higher than $5 per share, and (c) such second installment of Merger consideration shall be subject to a minimum value of $1 million dollars and a maximum value of $6 million dollars (with the stock portion of the second installment of Merger consideration being valued at $5 per share under all circumstances.)

Lifted Made has assumed Oculus’ lease of office and operational space in Aztec, New Mexico.

Gerard M. Jacobs, CEO of LIFD, said “At a point in time when many transactions in the cannabis industry involve significant dilution and extremely expensive financing terms, we have been able to carefully and creatively structure this transaction at a conservative valuation equal to Oculus’ modest debt plus 5X the incremental pre-tax cash flow of Lifted generated by the deal, with 80% of the merger consideration in the form of unregistered LIFD common stock valued at $5 per share, and with a $6 million cap on total merger consideration even if, as we expect, the new machine we’ve bought dramatically increases the business’ production of hemp flower products and allows Lifted to sell these products to Lifted’s competitors in addition to meeting Lifted’s own hemp flower product needs. I greatly appreciate and acknowledge the goodwill and positivity brought to these negotiations by Chase and Hagan Sanchez, and by my partners Nick Warrender and Jake Jacobs, and the hands-on assistance in timely closing the transaction that was provided by Jake and by several members of Nick’s team at Lifted.”

Nick Warrender, CEO of Lifted, and Vice Chairman and COO of LFTD Partners, said, "Chase and Hagan Sanchez have built a business that we believe makes the highest quality hemp flower products in the country, at probably the lowest cost per unit in the industry. We welcome Chase and Hagan as partners who will help us continue to build Lifted Made’s expertise and product manufacturing capabilities.”

Chase Sanchez, founder, co-owner and CEO of Oculus, said, “We’ve been doing business with Lifted Made for multiple years and have won multiple awards for our flower products. It just makes sense to pair up with one of the best brands in the country to create an unstoppable team in this space. Glad to have Nick, Gerry and Jake Jacobs as partners as well as the rest of the Lifted team.”

Hagan Sanchez, General Manager of Oculus, said, “We’re super excited to be a part of a massive, growing team, continuing to put out the world’s best hemp products.”

About LFTD Partners Inc.

Publicly-traded LFTD Partners Inc., Jacksonville, FL (OTCQB:LIFD) is the parent corporation of Lifted Made, Kenosha, WI (www.urb.shop), which manufactures and sells hemp-derived and psychoactive products under its award-winning Urb and Silly Shruum brands. LFTD Partners Inc. also owns 4.99% of CBD-infused beverage and products maker Ablis (www.AblisBev.com), and of craft distillers Bendistillery Inc. d/b/a Crater Lake Spirits (www.CraterLakeSpirits.com) and Bend Spirits, Inc. (www.Bendistillery.com) all located in Bend, OR. Please read LIFD's filings with the U.S. Securities and Exchange Commission which fully describe our business and the Risk Factors associated therewith. Stay updated with our company news and product launches by subscribing to our newsletters at www.LFTDPartners.com and www.urb.shop.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes the operations, financing, growth, performance, products, plans and expectations of LFTD Partners Inc. and Lifted Made. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to these companies' actual operations, financing, growth, performance, products, plans or results of these companies differing materially from those expressed or implied by the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain other factors, including the risk factors set forth in LFTD Partners Inc.'s filings with the Securities and Exchange Commission. This press release does not constitute an offer to sell common stock or any other securities of LFTD Partners Inc.

CONTACTS:

Gerard M. “Gerry” Jacobs, CEO of LFTD Partners, Inc.

(847) 915-2446

GerardMJacobs@LFTDPartners.com

Nicholas S. "Nick" Warrender, founder and CEO of Lifted Made, and Vice Chairman and COO of LFTD Partners Inc.
(224) 577-8148
CEO@urb.shop

SOURCE: LFTD Partners Inc.